UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2014

UBL Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54955	27-1077850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6701 Carmel Road, Suite 202 Charlotte, NC 28226
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (704) 930-0297

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 21, 2014, the collection of written consents from the stockholders of UBL Interactive, Inc., a Delaware corporation (the “Company”), was closed. The Company solicited these written consents from its stockholders of record as of September 2, 2014 (the “Record Date”) in connection with an amendment (the “Amendment”) to the Company’s 2010 Omnibus Equity Incentive Plan (the “2010 Plan”). The text of the Amendment, the only matter upon which stockholders as of the Record Date were solicited to vote by written consent, and a summary of related matters can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 29, 2014.

As of October 21, 2014, 56.94%, or 19,714,347 shares of the Company’s common stock voted for the Amendment, constituting a majority of its outstanding shares; 6.14%, or 2,127,527 shares voted against, and 1,638 shares (less than 0.1%) abstained. As of the Record Date, 34,623,089 shares of the Company’s common stock were issued and outstanding. As a result of this proxy voting by written consent, the Amendment to the Company’s 2010 Plan was approved.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2014	By:	/s/ Doyal Bryant
	Name: Title:	Doyal Bryant Chair of the Board of Directors

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